Exhibit 5.02

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

September 4, 2009

Questar Pipeline Company
180 East 100 South Street
Salt Lake City, UT 84145-0360

Re:	Questar Pipeline Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special New York counsel to Questar Pipeline Company, a Utah corporation (the "Company"), in connection with the Registration Statement on Form S-3  filed on August 21, 2009 by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3/A as filed by the Company with the Commission on the date hereof (such registration statement, as so amended, the "Registration Statement").  The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the senior or subordinated debt securities of the Company, which may be secured or unsecured, in one or more series (the "Debt Securities"), to be issued under the Indenture, dated as of August 17, 1998 (the "Indenture"), between the Company and Wells Fargo Bank, N.A., as successor trustee to Wells Fargo Bank Northwest, N.A. (formerly known as First Security Bank, N.A.) (the "Trustee").

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Debt Securities;

(ii)	the Restated Articles of Incorporation of the Company (the "Articles of Incorporation");

(iii)	the Bylaws of the Company (the "Bylaws");

(iv)	an executed copy of the Indenture;

(v)	the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(vi)	resolutions adopted by the Board of Directors of the Company (the "Board of Directors") or committees thereof relating to the registration of the Debt Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that any Debt Securities that may be issued will be issued in a form that complies with the Indenture and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.  In addition, we have also assumed that (a) the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of the State of Utah and that the Company has complied and will comply with all aspects of Utah law in connection with the Indenture and the transactions contemplated by the Registration Statement and (b) the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture do not and will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its property, including the subsidiaries of the Company, is subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth below are limited to those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction, including, the Utah Revised Business Corporation Act, other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

With respect to any series of Debt Securities offered by the Company (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (v) the Indenture and a supplemental indenture, officers' certificate or board resolution in respect of such Debt Securities has been duly executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities so as not to violate any applicable law, the Articles of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture, any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.02 to the Registration Statement, dated the date hereof.  We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

4